UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 2, 2006

HOUSERAISING, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

000-50701
(Commission File Number)

56-2253025
(Commission File Number)

4801 East Independence Boulevard, Suite 201
Charlotte, North Carolina 28212
(Address of Principal Executive Offices) (Zip Code)

(704) 532-2121
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed since Last Report)

This Current Report on Form 8-K is filed by HouseRaising, Inc., a North Carolina corporation (the “Registrant”), in connection with the matters described herein.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The Registrant reports that it appointed Ms. Elizabeth A. McLemore as a director of the Registrant to fill a vacancy on its Board of Directors, effective at the Registrant’s Board of Directors Meeting held on March 2, 2006.

Elizabeth A. McLemore graduated with honors in 1996 from Queens College in Charlotte, North Carolina. She received a Bachelor of Science degree in Psychology. Ms. McLemore co-founded the Registrant in 1999 and is a shareholder in the company.

Ms. McLemore joined the Registrant as a consultant and was instrumental in developing System C’s Core Triangle approach to business development.  The core triangle encompasses the psychological and emotional aspects of custom homebuilding as it relates to buyers and builders alike.  She helped to develop the principles behind System C’s internal auditing process to ensure that the Registrant’s 3,400 task system meets all of the emotional needs of the customer and that each of them exist “for all the right reasons.”

There are no transactions during the last two years, or proposed transactions, to which the Registrant was or is a party, in which Ms. McLemore had or is to have a direct or indirect material interest in excess of $60,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSERAISING, INC.

Date: March 13, 2006	By:	/s/ Gregory J. Wessling
Gregory J. Wessling
Chairman and CEO